Exhibit 99.2

Monogram Residential Trust, Inc. Supplemental Financial Information First Quarter 2016

Table of Contents First Quarter 2016 Forward-Looking Statements 3 Consolidated Balance Sheets 4 5 6 7 8 9 10 Proportionate Balance Sheet Information as of March 31, 2016 Proportionate Balance Sheet Information as of December 31, 2015 Consolidated Statements of Operations Funds from Operations, Core FFO and Adjusted Core FFO Proportionate YTD Operating Information and Reconciliation to FFO EBITDA Reconciliation Equity Investments by Geographic Regions 11 12 13 17 Summary of Number of Units and Communities Summary of Operating Communities Summary of Proportionate Share of Notes Receivable Consolidated Net Operating Income 18 19 20 22 24 26 27 Reconciliation of Consolidated Net Operating Income Consolidated YTD Net Operating Income by Geographic Region and Market Consolidated YTD Operating Metrics by Geographic Region and Market Proportionate YTD Net Operating Income by Geographic Region and Market Consolidated YTD Comparisons of Same Store Operating Expenses Proportionate Share QTD General and Administrative and Corporate Property Management Expenses Summary of Developments 28 29 30 31 Development Cash Costs to Complete, Interest and Other Costs Acquisition and Disposition Summary - Three Years Capital Expenditures - Same Store Debt Summary 32 34 36 Debt Detail by Multifamily Community Sources of Funds Available Preferred Stock, Common Stock and Common Stock Equivalents 37 Road Map to Net Asset Value 38 Information on Joint Ventures 41 © Monogram Residential Trust, Inc. 2 Definitions and other Explanatory Information 42 Co-Investment Venture Partners Net Asset Value Equity Capitalization Capital Deployment Operating Performance Portfolio Overview Financial Information

Forward-Looking Statements First Quarter 2016 This supplemental package contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Monogram Residential Trust, Inc. (which together with its subsidiaries may be referred to as the “Company,” “we,” “us,” or “our”) intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including them in this supplemental financial information for purposes of complying with those safe harbor provisions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this supplemental financial information is published, and which are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected or anticipated. The following are some of the factors that could cause our actual results and its expectations to differ materially from those described in our forward-looking statements: we may abandon or defer development opportunities for a number of reasons, including, without limitation, changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed our original estimates; we may not complete construction and lease up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control; financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the growth of our development program which could limit our pursuit of opportunities; our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; and we may be unsuccessful in managing changes in our portfolio composition. Other important risk factors regarding our Company are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and may be discussed in subsequent filings with the SEC. We do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. © Monogram Residential Trust, Inc. 3

Financial Information

Consolidated Balance Sheets

(in thousands) (unaudited)

	March 31, 2016	December 31, 2015
Assets		
Real estate		
Land	$ 510,265	$ 497,360
Buildings and improvements	2,734,024	2,627,693
Gross operating real estate	3,244,289	3,125,053
Less: accumulated depreciation	(386,681)	(357,036)
Net operating real estate	2,857,608	2,768,017
Construction in progress, including land	240,266	333,153
Total real estate, net	3,097,874	3,101,170
Cash and cash equivalents	67,847	83,727
Intangibles, net	17,791	18,066
Other assets, net	56,911	64,993
Total assets	$ 3,240,423	$ 3,267,956
Liabilities		
Mortgages and notes payable, net	$ 1,482,783	$ 1,461,349
Credit facilities payable, net	35,875	45,495
Construction costs payable	30,372	36,975
Accounts payable and other liabilities	24,230	28,922
Deferred revenues, primarily lease revenues, net	19,060	19,451
Distributions payable	12,596	12,494
Tenant security deposits	5,883	5,616
Total liabilities	1,610,799	1,610,302
Redeemable, noncontrolling interests	29,073	29,073
Equity		
Preferred stock	—	—
Common stock	17	17
Additional paid-in capital	1,436,654	1,436,254
Cumulative distributions and net income (loss)	(290,338)	(269,523)
Total equity attributable to common stockholders	1,146,333	1,166,748
Non-redeemable noncontrolling interests	454,218	461,833
Total equity	1,600,551	1,628,581
Total liabilities and equity	$ 3,240,423	$ 3,267,956

Note: As more fully explained in Note 2 of our financial statements included in our Form 10-Q for the three months ended March 31, 2016, effective January 1, 2016, we adopted the new GAAP accounting standard related to debt issuance costs. Accordingly, the December 31, 2015 financial statements include a retrospective reclassification of debt issuance costs from an asset presentation to a deduction from the carrying value of debt.

© Monogram Residential Trust, Inc. 4

Financial Information

Proportionate Balance Sheet Information

(in thousands) (unaudited)

	March 31, 2016		
	Consolidated GAAP Balance Sheet	Noncontrolling Interests	Proportionate Balance Sheet
Assets			
Gross operating real estate	$ 3,244,289	$ (1,013,142)	$ 2,231,147
Less: accumulated depreciation	(386,681)	116,687	(269,994)
Net operating real estate	2,857,608	(896,455)	1,961,153
Construction in progress, including land	240,266	(83,241)	157,025
Total real estate, net	3,097,874	(979,696)	2,118,178
Cash and cash equivalents	67,847	(14,408)	53,439
Intangibles, net	17,791	(7,246)	10,545
Notes receivable	32,548	—	32,548
Other assets, net	24,363	(4,003)	20,360
Total assets	$ 3,240,423	$ (1,005,353)	$ 2,235,070
Liabilities			
Mortgages and notes payable, net	$ 1,482,783	$ (510,529)	$ 972,254
Credit facilities payable, net	35,875	—	35,875
Construction costs payable	30,372	(12,751)	17,621
Accounts payable and other liabilities	24,230	(6,842)	17,388
Deferred revenues, primarily lease revenues, net	19,060	(8,544)	10,516
Distributions payable	12,596	(33)	12,563
Tenant security deposits	5,883	(1,658)	4,225
Total liabilities	1,610,799	(540,357)	1,070,442
Redeemable, noncontrolling interests	29,073	(12,114)	16,959
Equity			
Preferred stock	—	—	—
Common stock	17	—	17
Subsidiary preferred stock	—	1,336	1,336
Additional paid-in capital	1,436,654	—	1,436,654
Cumulative distributions and net income (loss)	(290,338)	—	(290,338)
Total equity attributable to common stockholders	1,146,333	1,336	1,147,669
Non-redeemable noncontrolling interests	454,218	(454,218)	—
Total equity	1,600,551	(452,882)	1,147,669
Total liabilities and equity	$ 3,240,423	$ (1,005,353)	$ 2,235,070

© Monogram Residential Trust, Inc. 5

Financial Information
Proportionate Balance Sheet Information

(in thousands) (unaudited)

	As of December 31, 2015		
	Consolidated GAAP Balance Sheet	Noncontrolling Interests	Proportionate Balance Sheet
Assets			
Gross operating real estate	$ 3,125,053	$ (963,791)	$ 2,161,262
Less: accumulated depreciation	(357,036)	107,491	(249,545)
Net operating real estate	2,768,017	(856,300)	1,911,717
Construction in progress, including land	333,153	(122,617)	210,536
Total real estate, net	3,101,170	(978,917)	2,122,253
Cash and cash equivalents	83,727	(18,146)	65,581
Intangibles, net	18,066	(7,294)	10,772
Notes receivable	36,486	—	36,486
Other assets, net	28,507	(3,633)	24,874
Total assets	$ 3,267,956	$ (1,007,990)	$ 2,259,966
Liabilities			
Mortgages and notes payable, net	$ 1,461,349	$ (501,175)	$ 960,174
Credit facilities payable, net	45,495	—	45,495
Construction costs payable	36,975	(15,553)	21,422
Accounts payable and other liabilities	28,922	(8,356)	20,566
Deferred revenues, primarily lease revenues, net	19,451	(8,705)	10,746
Distributions payable	12,494	—	12,494
Tenant security deposits	5,616	(1,590)	4,026
Total liabilities	1,610,302	(535,379)	1,074,923
Redeemable, noncontrolling interests	29,073	(12,114)	16,959
Stockholders' Equity			
Preferred stock	—	—	—
Common stock	17	—	17
Subsidiary preferred stock	—	1,336	1,336
Additional paid-in capital	1,436,254	—	1,436,254
Cumulative distributions and net income (loss)	(269,523)	—	(269,523)
Total equity attributable to common stockholders	1,166,748	1,336	1,168,084
Non-redeemable noncontrolling interests	461,833	(461,833)	—
Total equity	1,628,581	(460,497)	1,168,084
Total liabilities and equity	$ 3,267,956	$ (1,007,990)	$ 2,259,966

Note: See Note on page 4 regarding December 31, 2015 retrospective reclassifications.

© Monogram Residential Trust, Inc. 6

Financial Information
Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	For the Three Months Ended March 31,	
	2016	2015
Rental revenues	$ 65,547	$ 56,643
Expenses:		
Property operating expenses	18,806	15,675
Real estate taxes	10,622	8,569
General and administrative expenses	6,510	4,776
Acquisition expenses	123	—
Investment and other development expenses	155	231
Interest expense	10,366	5,997
Amortization of deferred financing costs	1,536	831
Depreciation and amortization	30,056	24,549
Total expenses	78,174	60,628
Interest income	1,682	2,597
Equity in income of investment in unconsolidated real estate joint venture	—	186
Other income (expense)	(115)	25
Net loss	(11,060)	(1,177)
Net loss attributable to non-redeemable noncontrolling interests	2,755	346
Net loss available to the Company	(8,305)	(831)
Dividends to preferred stockholders	(2)	(2)
Net loss attributable to common stockholders	$ (8,307)	$ (833)
Weighted average number of common shares outstanding-basic and diluted	166,743	166,509
Basic and diluted loss per common share	$ (0.05)	$ (0.01)

© Monogram Residential Trust, Inc. 7

Financial Information

Funds from Operations ("FFO"), Core FFO and Adjusted Core FFO ("AFFO")

(in thousands, except per share amounts) (unaudited)

	Three Months Ended March 31,	
	2016	2015
FFO:		
Net loss attributable to common stockholders	$ (8,307)	$ (833)
Add (deduct) NAREIT defined adjustments - Proportionate Share:		
Real estate depreciation and amortization	20,664	15,929
FFO - NAREIT defined	**12,357**	**15,096**
Add (deduct) adjustments to arrive at Core FFO - Proportionate Share:		
Loss on derivative fair value adjustment	—	16
Acquisition expenses (including start up expenses)	195	10
Core FFO	**12,552**	**15,122**
Add (deduct) adjustments to arrive at AFFO - Proportionate Share:		
Recurring capital expenditures	(365)	(358)
Straight-line rents	130	83
Stock compensation expense	580	538
AFFO	**$ 12,897**	**$ 15,385**
Weighted average number of common shares outstanding - basic	166,743	166,509
Weighted average number of common shares outstanding - diluted [(1)]	167,309	167,109
Per common share amounts - basic and diluted:		
Net loss attributable to common stockholders	$ (0.05)	$ (0.01)
FFO attributable to common stockholders - NAREIT Defined	$ 0.07	$ 0.09
Core FFO attributable to common stockholders	$ 0.08	$ 0.09
AFFO attributable to common stockholders	$ 0.08	$ 0.09

(1) Because GAAP net income was a net loss for both Q1 2016 and Q1 2015, we do not report dilutive common shares for GAAP reporting. For the above Non-GAAP Measurements (see page 44 for definitions), we include dilutive common shares, which primarily relate to our stock compensation plans.

© Monogram Residential Trust, Inc. 8

Financial Information

Proportionate YTD Operating Information and Reconciliation to FFO

(in thousands) (unaudited)

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015			
	Consolidated Amount	Non-controlling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Joint Venture	Non-controlling Interests	Proportionate Amount
Rental revenues	$ 65,789	$ (19,884)	$ 45,905	$ 56,837	$ —	$ (19,633)	$ 37,204
Property operating expenses:							
Property operating expenses (including real estate taxes)	(26,725)	8,417	(18,308)	(22,441)	—	7,741	(14,700)
Net operating income - FFO Defined	39,064	(11,467)	27,597	34,396	—	(11,892)	22,504
Fee income:							
Asset management fees	—	375	375	—	—	425	425
Property management fees	—	754	754	—	—	728	728
Total fee income	—	1,129	1,129	—	—	1,153	1,153
Other:							
General and administrative expenses	(6,019)	237	(5,782)	(4,281)	(7)	182	(4,106)
Corporate property management expenses	(2,512)	—	(2,512)	(1,771)	—	(8)	(1,779)
Acquisition expenses (including start up expenses)	(225)	30	(195)	(12)	—	2	(10)
Straight-line rents	(242)	112	(130)	(194)	—	111	(83)
Stock compensation expense	(580)	—	(580)	(538)	—	—	(538)
Investment and other development expenses	(155)	66	(89)	(231)	—	97	(134)
Interest expense [(1)]	(11,902)	3,418	(8,484)	(6,828)	—	2,332	(4,496)
Interest income	1,682	(3)	1,679	2,597	101	(120)	2,578
Equity in income of investments in unconsolidated real estate joint ventures	—	—	—	186	(186)	—	—
Other income (expense)	(115)	25	(90)	25	10	154	189
Dividends to preferred stockholders	(87)	32	(55)	(85)	(1)	36	(50)
Depreciation and amortization related to non-real estate assets	(133)	2	(131)	(136)	—	4	(132)
Total other adjustments	(20,288)	3,919	(16,369)	(11,268)	(83)	2,790	(8,561)
FFO - NAREIT defined	$ 18,776	$ (6,419)	$ 12,357	$ 23,128	$ (83)	$ (7,949)	$ 15,096

Note: Certain amounts from the consolidated financial statements differ from the consolidated amounts above due to non-FFO items or reclassifications (e.g., straight-line rents, corporate property management expenses, stock compensation expenses, etc.)

(1) See page 10 for components of interest expense, including contractual interest, capitalized interest, amortization of deferred financing costs and other finance fees.

© Monogram Residential Trust, Inc. 9

Financial Information
EBITDA Reconciliation

(in thousands) (unaudited)

	Three Months Ended March 31,	
	2016	2015
Reconciliation of loss from continuing operations to Adjusted EBITDA:		
Loss from continuing operations before gains on sales of real estate - Consolidated	$ (11,060)	$ (1,177)
Depreciation and amortization [2]	31,836	25,624
Interest expense [1]	9,774	5,298
Acquisition expenses	123	—
Loss on derivative fair value adjustment	—	16
Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends)	87	85
Adjusted EBITDA - Consolidated	**$ 30,760**	**$ 29,846**
Loss from continuing operations before gains on sales of real estate - Proportionate Share	$ (8,371)	$ (978)
Depreciation and amortization [2]	22,150	16,847
Interest expense [1]	6,685	3,146
Acquisition expenses	123	—
Loss on derivative fair value adjustment	—	16
Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends)	55	50
Adjusted EBITDA - Proportionate Share	**$ 20,642**	**$ 19,081**

	Consolidated		Proportionate Share	
	Three Months Ended March 31,		Three Months Ended March 31,	
	2016	2015	2016	2015
(1) **Reconciliation of interest expense:**				
Contractual interest expense	$ 12,604	$ 10,596	$ 8,524	$ 6,316
Less: Capitalized interest	(2,417)	(4,758)	(1,539)	(2,872)
Mortgage premium amortization	(413)	(540)	(300)	(298)
Plus: Credit facility and other finance fees	592	699	592	699
Amortization of deferred financing costs	1,536	831	1,207	651
Interest expense for GAAP	11,902	6,828	8,484	4,496
Less: Credit facility and other finance fees	(592)	(699)	(592)	(699)
Amortization of deferred financing costs	(1,536)	(831)	(1,207)	(651)
EBITDA interest adjustment	$ 9,774	$ 5,298	$ 6,685	$ 3,146
(2) **Reconciliation of depreciation and amortization expense:**				
Depreciation and amortization expense for GAAP	$ 30,056	$ 24,549	$ 20,809	$ 16,061
Plus: Purchase accounting intangible expense	244	244	134	135
Amortization of deferred financing costs	1,536	831	1,207	651
EBITDA depreciation and amortization adjustment	$ 31,836	$ 25,624	$ 22,150	$ 16,847

© Monogram Residential Trust, Inc. 10

Portfolio Overview Equity Investments by Geographic Regions As of March 31, 2016 Texas 10 /1 *Operating (46 communities) *Development (6 communities) Note: Excludes 3 debt investments © Monogram Residential Trust, Inc. 11

Portfolio Overview
Summary of Number of Units and Communities

	Total Units		Total Communities	
	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Equity Investments:				
Same Store				
Wholly owned [1]	2,912	1,769	10	6
Consolidated joint ventures	5,784	7,002	22	25
Total Same Store	**8,696**	**8,771**	**32**	**31**
Stabilized - Non Comparable				
Wholly owned	208	202	1	1
Consolidated joint ventures	1,677	1,470	7	6
Total Stabilized - Non Comparable	**1,885**	**1,672**	**8**	**7**
Total Stabilized	**10,581**	**10,443**	**40**	**38**
Lease up (including operating communities and developments in lease up)				
Wholly owned	208	—	1	—
Consolidated joint ventures	2,165	398	6	2
Total Lease up (including operating communities and developments in lease up)	**2,373**	**398**	**7**	**2**
Developments under Construction and Pre-development				
Wholly owned	120	—	1	—
Consolidated joint ventures	1,021	3,772	3	11
Total Developments under Construction and Pre-development	**1,141**	**3,772**	**4**	**11**
Land Held for Future Development				
Consolidated Joint Venture	**N/A**	**N/A**	**1**	**1**
Total Communities - Equity Investments	**14,095**	**14,613**	**52**	**52**
Debt Investments:				
Mezzanine Loans - Development, Lease up, and Stabilized				
Wholly owned	1,116	1,069	3	3
Unconsolidated joint venture	—	444	—	1
Total Communities - Debt Investments	**1,116**	**1,513**	**3**	**4**
Total Communities - Equity and Debt Investments	**15,211**	**16,126**	**55**	**56**
Recap of Totals by Category				
Wholly owned	4,564	3,040	16	10
Consolidated joint ventures	10,647	12,642	39	45
Unconsolidated joint ventures	—	444	—	1
Total Communities - Equity and Debt Investments	**15,211**	**16,126**	**55**	**56**

(1) Includes five multifamily communities with 1,631 units acquired from PGGM in May 2015 that became wholly owned from that date forward.

© Monogram Residential Trust, Inc. 12

Portfolio Overview

Summary of Operating Communities

As of March 31, 2016

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on Consolidated YTD 2016 Same Store NOI
Same Store Communities:					
Wholly owned					
Skye 2905 [1]	Denver, CO	100%	2010	400	
Consolidated joint ventures					
4550 Cherry Creek	Denver, CO	55%	2004	288	
7166 at Belmar	Lakewood, CO	55%	2008	308	
Colorado Totals				**996**	**12.8%**
Wholly owned					
The District Universal Boulevard [1]	Orlando, FL	100%	2009	425	
Consolidated joint venture					
Satori	Fort Lauderdale, FL	55%	2010	279	
The Franklin Delray	Delray Beach, FL	55%	2013	180	
Florida Totals				**884**	**9.2%**
Wholly owned					
The Reserve at LaVista Walk	Atlanta, GA	100%	2008	283	
Georgia Totals				**283**	**2.1%**
Wholly owned					
The Cameron [1]	Silver Spring, MD	100%	2010	325	
Consolidated joint ventures					
55 Hundred	Arlington, VA	55%	2010	234	
Bailey's Crossing	Alexandria, VA	55%	2010	414	
Burrough's Mill	Cherry Hill, NJ	55%	2004	308	
The Lofts at Park Crest	McLean, VA	55%	2008	131	
Mid-Atlantic Totals				**1,412**	**17.4%**
Consolidated joint ventures					
The Venue	Clark County, NV	55%	2009	168	
Veritas [1]	Henderson, NV	100%	2011	430	
Nevada Totals				**598**	**4.0%**
Wholly owned					
Pembroke Woods	Pembroke, MA	100%	2006	240	
Stone Gate [1]	Marlborough, MA	100%	2007	332	
Consolidated joint venture					
West Village	Mansfield, MA	55%	2008	200	
New England Totals				**772**	**7.9%**

(Table continued on next page; see page 16 for footnotes)

© Monogram Residential Trust, Inc. 13

Portfolio Overview
Summary of Operating Communities
As of March 31, 2016

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on Consolidated YTD 2016 Same Store NOI
Same Store Communities (continued):					
Wholly owned					
Acappella	San Bruno, CA	100%	2010	163	
Vara	San Francisco, CA	100%	2013	202	
Consolidated joint ventures					
Acacia on Santa Rosa Creek	Santa Rosa, CA	55%	2003	277	
Argenta	San Francisco, CA	55%	2008	179	
Renaissance (Phase I)	Concord, CA	55%	2008	134	
Northern California Totals				**955**	**18.3%**
Consolidated joint ventures					
Calypso Apartments and Lofts	Irvine, CA	55%	2008	177	
Forty55 Lofts	Marina del Rey, CA	55%	2010	140	
The Gallery at NoHo Commons	Los Angeles, CA	55%	2008	438	
San Sebastian	Laguna Woods, CA	55%	2010	134	
Southern California Totals				**889**	**13.8%**
Wholly owned					
Allegro [(2)]	Addison, TX	100%	2013	393	
Grand Reserve [(1)]	Dallas, TX	100%	2009	149	
Consolidated joint ventures					
Allusion West University	Houston, TX	55%	2014	231	
Briar Forest Lofts	Houston, TX	55%	2008	352	
Eclipse	Houston, TX	55%	2009	330	
Fitzhugh Urban Flats	Dallas, TX	55%	2009	452	
Texas Totals				**1,907**	**14.5%**
Total Same Store Communities			**2009**	**8,696**	**100.0%**
Stabilized Non-Comparable Communities:					
Consolidated joint venture					
Point 21	Denver, CO	55%	2015	212	
Colorado Totals				**212**	
Wholly Owned					
The Mark	Boca Raton, FL	100%	2015	208	
Florida Totals				**208**	

(Table continued on next page; see page 16 for footnotes)

© Monogram Residential Trust, Inc. 14

Portfolio Overview Summary of Operating Communities As of March 31, 2016 Stabilized Non-Comparable Communities (continued): Consolidated joint venture Everly Wakefield, MA 55% 2014 186 Consolidated joint venture Blue Sol Costa Mesa, CA 100% 2014 113 Consolidated joint ventures 4110 Fairmount Arpeggio Victory Park Muse Museum District SEVEN Dallas, TX Dallas, TX Houston, TX Austin, TX 55% 55% 55% 55% 2014 2014 2014 2015 299 377 270 220 Lease up (including operating communities and developments in lease up): (3) Consolidated joint venture SoMa Miami, FL 55% 2016 418 Consolidated joint venture Cyan on Peachtree Atlanta, GA 55% 2015 329 Consolidated joint venture Nouvelle Tysons Corner, VA 55% 2015 461 Consolidated joint venture Zinc Cambridge, MA 55% 2015 392 (Table continued on next page; see page 16 for footnotes) © Monogram Residential Trust, Inc. 15 New England Totals 392 Mid-Atlantic Totals 461 Georgia Totals 329 Florida Totals 418 Total Stabilized / Non-Comparable Communities 20141,885 Texas Totals 1,166 Southern California Totals 113 New England Totals 186 Current Year of Completion or Most Percentage of Portfolio Based on Effective Recent Substantial Consolidated YTD 2016 Same Location Ownership Development Units Store NOI

Portfolio Overview Summary of Operating Communities As of March 31, 2016 Lease up (including operating communities and developments in lease up) (continued): (3) Consolidated joint venture OLUME San Francisco, CA 55% 2016 121 Wholly owned Ev Consolidated joint venture Verge San Diego, CA 100% 2015 208 San Diego, CA 70% N/A 444 (1) Acquired noncontrolling interests from PGGM in May 2015. For all but Veritas, we now own 100%. For Veritas, our effective ownership is 100% and based on contributed capital is 93.5%. We report all of these communities for all periods as same store. (2) During 2013, we completed the development of the second phase of Allegro which added an additional 121 units. The property was initially completed in 2010. (3) These are communities included in the GAAP presentation in land, building and improvements where Verge for GAAP presentation is partially included in land, buildings and improvements and the remaining balance is reflected in construction in progress on the consolidated balance sheet. © Monogram Residential Trust, Inc. 16 Total Operating Communities 20101 2,954 Total Lease up Communities 2015 2,373 Southern California Totals 652 Northern California Totals 121 Current Year of Completion or Most Percentage of Portfolio Based on Effective Recent Substantial Consolidated YTD 2016 Same Location Ownership Development Units Store NOI

Portfolio Overview

Summary of Proportionate Share of Notes Receivable

(dollars in thousands) (unaudited)

As of March 31, 2016

Community	Location	Ownership	Total Commitment	Proportionate Share Contractual Principal Balance (1)	Proportionate Share Contractual Accrued Interest	Maturity Date (2)	Interest Rate (3)
Kendall Square (4)	Miami, FL	100%	$ 12,300	$ 12,300	$ 4,620	10/16/16	17.0%
Jefferson at Stonebriar	Frisco, TX	100%	16,735	16,735	332	6/25/2018	15.0%
Jefferson at Riverside	Irving, TX	100%	10,436	4,151	84	6/30/2018	15.0%
Proportionate Share			**$ 39,471**	**$ 33,186**	**$ 5,036**		**15.7%**

(1) Excludes certain GAAP consolidated costs, primarily related to accrued interest, deferred income and loan origination costs.
(2) The borrowers generally have options to prepay prior to maturity date or to extend the maturity date for one to two years.
(3) The interest rate is calculated on a weighted average based on the contractual principal balance including only recurring interest. Excluded from the interest rate are fees paid at initial closing or final payment.
(4) In April 2016, the borrower exercised the extension option and extended the maturity to October 16, 2016. In January 2016, the interest rate was increased from 15.0% to 17.0%.

© Monogram Residential Trust, Inc. 17

Operating Performance Consolidated Net Operating Income (dollars in thousands) (unaudited) Same Store Stabilized Non-Comparable Lease Up Dispositions and other non-lease up developments (1) $ 50,465 10,936 4,137 9 $ 48,278 3,932 5 4,428 4.5 % N/A N/A N/A Same Store Stabilized Non-Comparable Lease Up Dispositions and other non-lease up developments (1) 17,824 4,290 4,424 289 17,716 2,927 101 1,685 0.6 % N/A N/A N/A Same Store Stabilized Non-Comparable Lease Up Dispositions and other non-lease up developments (1) 32,641 6,646 (287) (280) 30,562 1,005 (96) 2,743 6.8 % N/A N/A N/A (1) See page 30 for listing of communities sold in 2015. © Monogram Residential Trust, Inc. 18 Total NOI $38,720 $34,214 13.2% NOI Total property operating expenses, including real estate taxes 26,827 22,429 19.6% Property operating expenses, including real estate taxes Total rental revenue 65,547 56,643 15.7% Rental revenue Three Months Ended March 31, 2016 2015 Growth

Operating Performance Reconciliation of Consolidated Net Operating Income (in thousands) (unaudited) Reconciliation of net loss to Net Operating Income and Same Store Net Operating Income: Net loss Adjustments to reconcile net loss to Net Operating Income: Corporate property management expenses General and administrative expenses Interest expense Amortization of deferred financing costs Depreciation and amortization Interest income Investment and other development expenses Other, net $ (11,060) $ (1,177) 2,601 6,510 10,366 1,536 30,056 (1,682) 155 238 1,814 4,776 5,997 831 24,549 (2,597) 231 (210) ` Less: non-comparable Rental revenue Property operating expenses, including real estate taxes (15,082) 9,003 (8,365) 4,713 © Monogram Residential Trust, Inc. 19 Same Store Net Operating Income $32,641 $30,562 Net Operating Income $38,720 $34,214 Three Months Ended March 31, 2016 2015

Operating Performance Consolidated YTD Net Operating Income by Geographic Region and Market (dollars in thousands) (unaudited) Colorado Denver $ 5,678 $ 5,433 4.5% $ 1,490 $ 1,563 (4.7)% $ 4,188 $ 3,870 8.2 % Florida North Florida South Florida 1,752 2,980 1,650 2,805 6.2% 6.2% 579 1,164 577 1,119 0.3% 4.0% 1,173 1,816 1,073 1,686 9.3% 7.7 % Georgia Atlanta 1,349 1,335 1.0% 658 545 20.7% 691 790 (12.5)% Mid-Atlantic Washington D.C. Philadelphia 7,306 1,541 7,055 1,501 3.6% 2.7% 2,478 715 2,664 725 (7.0)% (1.4)% 4,828 826 4,391 776 10.0% 6.4 % Nevada Las Vegas 1,961 1,850 6.0% 657 637 3.1% 1,304 1,213 7.5 % New England Boston 4,018 3,820 5.2% 1,430 1,680 (14.9)% 2,588 2,140 20.9 % Northern California San Francisco 8,678 8,185 6.0% 2,704 2,550 6.0% 5,974 5,635 6.0 % Southern California Los Angeles 6,447 6,115 5.4% 1,934 1,901 1.7% 4,513 4,214 7.1 % Texas Dallas Houston 4,759 3,996 4,523 4,006 5.2% (0.2)% 2,052 1,963 2,007 1,748 2.2% 12.3% 2,707 2,033 2,516 2,258 7.6% (10.0)% (Table continued on next page) © Monogram Residential Trust, Inc. 20 Total Same Store 50,465 48,278 4.5% 17,824 17,716 0.6% 32,641 30,562 6.8% Texas Total 8,755 8,529 2.6% 4,015 3,755 6.9% 4,740 4,774 (0.7)% Southern California Total 6,447 6,115 5.4% 1,934 1,901 1.7% 4,513 4,214 7.1% Northern California Total 8,678 8,185 6.0% 2,704 2,550 6.0% 5,974 5,635 6.0% New England Total 4,018 3,820 5.2% 1,430 1,680 (14.9)% 2,588 2,1402 0.9% Nevada Total 1,961 1,850 6.0% 65 76 37 3.1% 1,304 1,213 7.5% Mid-Atlantic Total 8,847 8,556 3.4% 3,193 3,389 (5.8)% 5,654 5,167 9.4% Georgia Total 1,349 1,335 1.0% 65 85 45 20.7% 69 17 90 (12.5)% Florida Total 4,732 4,455 6.2% 1,743 1,696 2.8% 2,989 2,759 8.3% Colorado Total 5,678 5,433 4.5% 1,490 1,563 (4.7)% 4,188 3,870 8.2% Same Store Net Operating Income YTD YTD % 1Q 2016 1Q 2015 Change Property Operating Expenses YTD YTD % 1Q 2016 1Q 2015 Change Rental Revenue YTD YTD % 1Q 2016 1Q 2015 Change

Operating Performance

Consolidated YTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income		
	YTD 1Q 2016	YTD 1Q 2015	% Change	YTD 1Q 2016	YTD 1Q 2015	% Change	YTD 1Q 2016	YTD 1Q 2015	% Change
Stabilized Non-Comparable									
Colorado									
Denver	1,192	74	N/A	364	213	N/A	828	(139)	N/A
Colorado Total	**1,192**	**74**	**N/A**	**364**	**213**	**N/A**	**828**	**(139)**	**N/A**
Florida									
South Florida	1,454	—	N/A	637	—	N/A	817	—	N/A
Florida Total	**1,454**	**—**	**N/A**	**637**	**—**	**N/A**	**817**	**—**	**N/A**
New England									
Boston	1,138	299	N/A	323	367	N/A	815	(68)	N/A
New England Total	**1,138**	**299**	**N/A**	**323**	**367**	**N/A**	**815**	**(68)**	**N/A**
Southern California									
Los Angeles	870	421	N/A	290	366	N/A	580	55	N/A
Southern California Total	**870**	**421**	**N/A**	**290**	**366**	**N/A**	**580**	**55**	**N/A**
Texas									
Austin	1,806	9	N/A	721	117	N/A	1,085	(108)	N/A
Dallas	3,045	2,201	N/A	1,362	1,281	N/A	1,683	920	N/A
Houston	1,431	928	N/A	593	583	N/A	838	345	N/A
Texas Total	**6,282**	**3,138**	**N/A**	**2,676**	**1,981**	**N/A**	**3,606**	**1,157**	**N/A**
Total Stabilized Non-Comparable	**10,936**	**3,932**	**178 %**	**4,290**	**2,927**	**47 %**	**6,646**	**1,005**	**561 %**
Lease up (includes operating and development communities)									
Florida	636	—	N/A	725	1	N/A	(89)	(1)	N/A
Georgia	1,460	5	N/A	693	70	N/A	767	(65)	N/A
Mid-Atlantic	300	—	N/A	1,002	1	N/A	(702)	(1)	N/A
New England	393	—	N/A	718	3	N/A	(325)	(3)	N/A
Northern California	12	—	N/A	130	1	N/A	(118)	(1)	N/A
Southern California	1,336	—	N/A	1,156	25	N/A	180	(25)	N/A
Total Lease up	**4,137**	**5**	N/A	**4,424**	**101**	N/A	**(287)**	**(96)**	**N/A**
Dispositions and other non-lease up developments	**9**	**4,428**	N/A	**289**	**1,685**	N/A	**(280)**	**2,743**	N/A
Total Portfolio	**$ 65,547**	**$ 56,643**	**15.7 %**	**$ 26,827**	**$ 22,429**	**19.6 %**	**$ 38,720**	**$ 34,214**	**13.2 %**

Note: Certain amounts from the Proportionate YTD Operating Information and Reconciliation to FFO on page 9 differ from the amounts above due to adjustments for non-FFO items (e.g., straight-line rents and start up expenses).

© Monogram Residential Trust, Inc. 21

Operating Performance
Consolidated YTD Operating Metrics by Geographic Region and Market

	Units	Operating Margin		Period End Occupancy		Weighted Average Occupancy		Monthly Rental Revenue per Unit (1)	
	QTD 1Q 2016	YTD 1Q 2016	YTD 1Q 2015	QTD 1Q 2016	QTD 1Q 2015	QTD 1Q 2016	QTD 1Q 2015	QTD 1Q 2016	QTD 1Q 2015
Same Store									
Colorado									
Denver		73.8%	71.2%	95.1%	95.2%	94.9%	95.4%	$ 1,859	$ 1,762
Colorado Total	**996**	**73.8%**	**71.2%**	**95.1%**	**95.2%**	**94.9%**	**95.4%**	**1,859**	**1,762**
Florida									
North Florida		67.0%	65.0%	95.5%	97.4%	96.2%	94.9%	1,235	1,198
South Florida		60.9%	60.1%	94.6%	96.3%	96.3%	93.6%	2,086	2,041
Florida Total	**884**	**63.2%**	**61.9%**	**95.0%**	**96.8%**	**96.2%**	**94.2%**	**1,677**	**1,635**
Georgia									
Atlanta		51.2%	59.2%	95.8%	96.1%	95.5%	97.5%	1,459	1,422
Georgia Total	**283**	**51.2%**	**59.2%**	**95.8%**	**96.1%**	**95.5%**	**97.5%**	**1,459**	**1,422**
Mid-Atlantic									
Washington D.C.		66.1%	62.2%	93.9%	92.8%	94.0%	91.2%	2,083	2,110
Philadelphia		53.6%	51.7%	94.8%	92.9%	96.2%	94.7%	1,609	1,587
Mid-Atlantic Total	**1,412**	**63.9%**	**60.4%**	**94.1%**	**92.8%**	**94.5%**	**91.9%**	**1,980**	**1,996**
Nevada									
Las Vegas		66.5%	65.6%	95.2%	94.6%	95.6%	93.6%	1,080	1,023
Nevada Total	**598**	**66.5%**	**65.6%**	**95.2%**	**94.6%**	**95.6%**	**93.6%**	**1,080**	**1,023**
New England									
Boston		64.4%	56.0%	96.5%	97.8%	96.6%	96.2%	1,668	1,603
New England Total	**772**	**64.4%**	**56.0%**	**96.5%**	**97.8%**	**96.6%**	**96.2%**	**1,668**	**1,603**
Northern California									
San Francisco		68.8%	68.8%	94.6%	95.5%	95.2%	95.8%	3,005	2,796
Northern California Total	**955**	**68.8%**	**68.8%**	**94.6%**	**95.5%**	**95.2%**	**95.8%**	**3,005**	**2,796**
Southern California									
Los Angeles		70.0%	68.9%	96.4%	95.5%	96.1%	95.5%	2,295	2,180
Southern California Total	**889**	**70.0%**	**68.9%**	**96.4%**	**95.5%**	**96.1%**	**95.5%**	**2,295**	**2,180**
Texas									
Dallas		56.9%	55.6%	94.5%	95.1%	95.4%	94.4%	1,611	1,553
Houston		50.9%	56.4%	93.5%	92.1%	95.2%	93.6%	1,423	1,476
Texas Total	**1,907**	**54.1%**	**56.0%**	**94.0%**	**93.7%**	**95.3%**	**94.0%**	**1,521**	**1,516**
Total Same Store	**8,696**	**64.7%**	**63.3%**	**94.9%**	**94.9%**	**95.4%**	**94.5%**	**$ 1,873**	**$ 1,813**

(Table continued on next page)

© Monogram Residential Trust, Inc. 22

Operating Performance

Consolidated YTD Operating Metrics by Geographic Region and Market

	Units	Operating Margin		Period End Occupancy		Weighted Average Occupancy		Monthly Rental Revenue per Unit (1)	
	QTD 1Q 2016	YTD 1Q 2016	YTD 1Q 2015	QTD 1Q 2016	QTD 1Q 2015	QTD 1Q 2016	QTD 1Q 2015	QTD 1Q 2016	QTD 1Q 2015
Stabilized Non-Comparable									
Colorado									
Denver		69.5%	N/A	95.3%	24.5%	95.4%	13.4%	1,884	N/A
Colorado Total	**212**	**69.5%**	**N/A**	**95.3%**	**24.5%**	**95.4%**	**13.4%**	**1,884**	**N/A**
Florida									
South Florida		56.2%	N/A	98.6%	N/A	98.2%	N/A	2,320	N/A
Florida Total	**208**	**56.2%**	**N/A**	**98.6%**	**N/A**	**98.2%**	**N/A**	**2,320**	**N/A**
New England									
Boston		71.6%	N/A	97.3%	39.8%	95.7%	34.4%	2,016	N/A
New England Total	**186**	**71.6%**	**N/A**	**97.3%**	**39.8%**	**95.7%**	**34.4%**	**2,016**	**N/A**
Southern California									
Los Angeles		66.7%	N/A	93.8%	91.2%	93.5%	76.1%	2,552	N/A
Southern California Total	**113**	**66.7%**	**N/A**	**93.8%**	**91.2%**	**93.5%**	**76.1%**	**2,552**	**N/A**
Texas									
Austin		60.1%	N/A	94.1%	N/A	94.2%	N/A	2,961	N/A
Dallas		55.3%	N/A	92.2%	89.9%	93.7%	76.1%	1,547	N/A
Houston		58.6%	N/A	94.4%	90.7%	96.9%	74.0%	1,786	N/A
Texas Total	**1,166**	**57.4%**	**N/A**	**93.1%**	**73.3%**	**94.6%**	**61.4%**	**1,869**	**N/A**
Total Stabilized Non-Comparable	**1,885**	**60.8%**	**N/A**	**94.4%**	**57.5%**	**95.1%**	**47.5%**	**1,976**	**N/A**
Total Stabilized	**10,581**	**64.0%**	**N/A**	**94.8%**	**88.3%**	**95.4%**	**86.1%**	**1,891**	**N/A**
Lease up (includes operating and development communities)									
Florida	418	N/A	N/A	32.3%	N/A	25.5%	N/A	N/A	N/A
Georgia	329	N/A	N/A	82.1%	N/A	73.9%	N/A	N/A	N/A
Mid-Atlantic	461	N/A	N/A	20.2%	N/A	13.3%	N/A	N/A	N/A
New England	392	N/A	N/A	22.2%	N/A	18.0%	N/A	N/A	N/A
Northern California	121	N/A	N/A	12.4%	N/A	1.4%	N/A	N/A	N/A
Southern California	652	N/A	N/A	49.9%	N/A	41.9%	N/A	N/A	N/A
Total Lease up	**2,373**	**N/A**	**N/A**	**39.0%**	**N/A**	**31.9%**	**N/A**	**N/A**	**N/A**

(1) Monthly rental revenue per unit is only provided for communities that are stabilized as of the end of the period. Monthly rental revenue per unit is not meaningful prior to stabilization.

© Monogram Residential Trust, Inc. 23

Operating Performance
Proportionate YTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	YTD 1Q 2016	YTD 1Q 2015	% Change	YTD 1Q 2016	YTD 1Q 2015	% Change	YTD 1Q 2016	YTD 1Q 2015	% Change	YTD 1Q 2016
Same Store [(1)]										
Colorado										
Denver	$ 4,117	$ 3,951	4.2 %	$ 1,068	$ 1,100	(2.9)%	$ 3,049	$ 2,851	6.9 %	13.0%
Colorado Total	**4,117**	**3,951**	**4.2 %**	**1,068**	**1,100**	**(2.9)%**	**3,049**	**2,851**	**6.9 %**	**13.0%**
Florida										
North Florida	1,752	1,650	6.2 %	579	577	0.3 %	1,173	1,073	9.3 %	5.0%
South Florida	1,652	1,556	6.2 %	645	621	3.9 %	1,007	935	7.7 %	4.3%
Florida Total	**3,404**	**3,206**	**6.2 %**	**1,224**	**1,198**	**2.2 %**	**2,180**	**2,008**	**8.6 %**	**9.3%**
Georgia										
Atlanta	1,349	1,334	1.1 %	658	545	20.7 %	691	789	(12.4)%	2.9%
Georgia Total	**1,349**	**1,334**	**1.1 %**	**658**	**545**	**20.7 %**	**691**	**789**	**(12.4)%**	**2.9%**
Mid-Atlantic										
Washington D.C.	4,963	4,745	4.6 %	1,627	1,792	(9.2)%	3,336	2,953	13.0 %	14.3%
Philadelphia	848	826	2.7 %	393	399	(1.5)%	455	427	6.6 %	1.9%
Mid-Atlantic Total	**5,811**	**5,571**	**4.3 %**	**2,020**	**2,191**	**(7.8)%**	**3,791**	**3,380**	**12.2 %**	**16.2%**
Nevada										
Las Vegas	1,723	1,626	6.0 %	559	547	2.2 %	1,164	1,079	7.9 %	5.0%
Nevada Total	**1,723**	**1,626**	**6.0 %**	**559**	**547**	**2.2 %**	**1,164**	**1,079**	**7.9 %**	**5.0%**
New England										
Boston	3,515	3,335	5.4 %	1,261	1,495	(15.7)%	2,254	1,840	22.5 %	9.6%
New England Total	**3,515**	**3,335**	**5.4 %**	**1,261**	**1,495**	**(15.7)%**	**2,254**	**1,840**	**22.5 %**	**9.6%**
Northern California										
San Francisco	6,447	6,094	5.8 %	2,005	1,904	5.3 %	4,442	4,190	6.0 %	18.9%
Northern California Total	**6,447**	**6,094**	**5.8 %**	**2,005**	**1,904**	**5.3 %**	**4,442**	**4,190**	**6.0 %**	**18.9%**
Southern California										
Los Angeles	3,550	3,367	5.4 %	1,065	1,046	1.8 %	2,485	2,321	7.1 %	10.6%
Southern California Total	**3,550**	**3,367**	**5.4 %**	**1,065**	**1,046**	**1.8 %**	**2,485**	**2,321**	**7.1 %**	**10.6%**
Texas										
Dallas	3,938	3,726	5.7 %	1,673	1,629	2.7 %	2,265	2,097	8.0 %	9.7%
Houston	2,203	2,208	(0.2)%	1,082	963	12.4 %	1,121	1,245	(10.0)%	4.8%
Texas Total	**6,141**	**5,934**	**3.5 %**	**2,755**	**2,592**	**6.3 %**	**3,386**	**3,342**	**1.3 %**	**14.5%**
Total Same Store	**36,057**	**34,418**	**4.8 %**	**12,615**	**12,618**	**— %**	**23,442**	**21,800**	**7.5 %**	**100.0%**

(Table continued on next page)

© Monogram Residential Trust, Inc. 24

Operating Performance

Proportionate YTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	YTD 1Q 2016	YTD 1Q 2015	% Change	YTD 1Q 2016	YTD 1Q 2015	% Change	YTD 1Q 2016	YTD 1Q 2015	% Change	YTD 1Q 2016
Stabilized Non-Comparable										
Colorado										
Denver	661	41	N/A	202	118	N/A	459	(77)	N/A	N/A
Colorado Total	**661**	**41**	**N/A**	**202**	**118**	**N/A**	**459**	**(77)**	**N/A**	**N/A**
Florida										
South Florida	1,454	—	N/A	637	—	N/A	817	—	N/A	N/A
Florida Total	**1,454**	**—**	**N/A**	**637**	**—**	**N/A**	**817**	**—**	**N/A**	**N/A**
New England										
Boston	631	166	N/A	179	204	N/A	452	(38)	N/A	N/A
New England Total	**631**	**166**	**N/A**	**179**	**204**	**N/A**	**452**	**(38)**	**N/A**	**N/A**
Southern California										
Los Angeles	870	421	N/A	290	366	N/A	580	55	N/A	N/A
Southern California Total	**870**	**421**	**N/A**	**290**	**366**	**N/A**	**580**	**55**	**N/A**	**N/A**
Texas										
Austin	1,002	5	N/A	400	65	N/A	602	(60)	N/A	N/A
Dallas	1,689	1,220	N/A	755	710	N/A	934	510	N/A	N/A
Houston	793	515	N/A	329	323	N/A	464	192	N/A	N/A
Texas Total	**3,484**	**1,740**	**N/A**	**1,484**	**1,098**	**N/A**	**2,000**	**642**	**N/A**	**N/A**
Total Stabilized Non-Comparable	**7,100**	**2,368**	**200 %**	**2,792**	**1,786**	**56 %**	**4,308**	**582**	**640 %**	**N/A**
Lease up (includes operating and development communities)										
Florida	352	—	N/A	402	—	N/A	(50)	—	N/A	N/A
Georgia	810	3	N/A	384	39	N/A	426	(36)	N/A	N/A
Mid-Atlantic	166	—	N/A	556	1	N/A	(390)	(1)	N/A	N/A
New England	218	—	N/A	398	2	N/A	(180)	(2)	N/A	N/A
Northern California	7	—	N/A	72	1	N/A	(65)	(1)	N/A	N/A
Southern California	1,059	—	N/A	978	17	N/A	81	(17)	N/A	N/A
Total Lease up	**2,612**	**3**	**N/A**	**2,790**	**60**	**N/A**	**(178)**	**(57)**	**N/A**	**N/A**
Dispositions and other non-lease up developments	**6**	**4,427**	**N/A**	**183**	**1,672**	**N/A**	**(177)**	**2,755**	**N/A**	**N/A**
Total Portfolio	**$ 45,775**	**$ 41,216**	**11.1 %**	**$ 18,380**	**$ 16,136**	**13.9 %**	**$ 27,395**	**$ 25,080**	**9.2 %**	**N/A**

Note: Certain amounts from the Proportionate YTD Operating Information and Reconciliation to FFO on page 9 differ from the amounts above due to adjustments for non-FFO items (e.g., straight-line rent and start up expenses).

(1) In May 2015, we acquired the noncontrolling interests in six joint ventures from PGGM. As we already owned these multifamily communities, we continue to report them as Same Store. The numbers above are presented as if we had owned them 100% for both reporting years.

© Monogram Residential Trust, Inc. 25

Operating Performance Consolidated YTD Comparisons of Same Store Operating Expenses (dollars in thousands) (unaudited) 2016 Compared to YTD 1Q 2016 Compared to Same Store Properties Detailed Comparison by Major Operating Expense Categories Onsite management Marketing Maintenance, including expensed turnover costs Utilities Insurance Real estate taxes Other $ 368 (72) (62) (130) (250) 204 50 8.6% (11.4)% (2.1)% (6.5)% (33.5)% 2.9% 47.2% (1) A positive percent change represents an increase in expense and a negative percent change represents a decrease in expense. © Monogram Residential Trust, Inc. 26 Total Operating Expenses$1080.6 % Dollar Change YTD 1QPercent Change YTD 1Q 2015YTD 1Q 2015 (1)

Operating Performance

Proportionate Share QTD General and Administrative and Corporate Property Management Expenses

(dollars in thousands) (unaudited)

	For the Three Months Ended March 31, 2016			
	General and Administrative Expenses	Corporate Property Management Expenses	Total Expenses	Annualized Total Expenses
Proportionate Share:				
Total General and administrative and corporate property management expenses [(1)]	$ 5,782	$ 2,512	$ 8,294	$ 33,176
Less: Asset management and property management fee income	(375)	(754)	(1,129)	(4,516)
Net Expenses	**$ 5,407**	**$ 1,758**	**$ 7,165**	**$ 28,660**
Net Expenses as percentage of Total Consolidated Revenue	**8.2%**	**2.7%**	**10.9%**	**10.9%**
Net Expenses as percentage of Total Consolidated Gross Assets [(2)]	**0.15%**	**0.05%**	**0.20%**	**0.78%**

(1) Amounts exclude stock compensation expense of $0.5 million and $0.1 million, respectively.

(2) Total consolidated gross assets, which adds back accumulated depreciation and amortization, is included as a benchmark as it is representative of the Company's assets under management, and is calculated as follows:

Total assets per page 4	$ 3,240,423
Accumulated depreciation per page 4	386,681
Accumulated depreciation of corporate assets	862
Accumulated amortization of intangibles	42,499
Total gross assets	$ 3,670,465

© Monogram Residential Trust, Inc. 27

Capital Deployment
Summary of Developments

(dollars in thousands, except costs per unit) (unaudited) As of March 31, 2016

Community	Effective Ownership %	Actual/ Estimated Units	Actual/ Estimated Construction Start Date	Actual/ Estimated Date First Units	Actual/ Estimated Completion Date (1)	Actual/ Estimated Stabilization Date (1)	Estimated Economic Costs per Unit	Occupancy	Percent Complete	Proportionate Share: Estimated Total Economic Costs	Proportionate Share: Economic Costs Incurred as of March 31, 2016	Proportionate Share: Projected NOI Yield at Stabilization
Operating Communities in Lease up (2)												
Cyan on Peachtree - Atlanta, GA	55%	329	4Q 2013	2Q 2015	4Q 2015	2Q 2016	$205,713	82%	98%	$ 37,528	$ 36,874	8.2%
OLUME - San Francisco, CA	55%	121	2Q 2014	1Q 2016	1Q 2016	3Q 2016	537,782	12%	96%	36,082	34,603	5.5%
SoMa - Miami, FL	55%	418	4Q 2013	4Q 2015	1Q 2016	4Q 2016	235,182	32%	97%	54,511	52,915	7.0%
Zinc - Cambridge, MA	55%	392	2Q 2013	3Q 2015	4Q 2015	1Q 2017	463,808	22%	98%	100,815	98,779	6.0%
Nouvelle - Tysons Corner, VA	55%	461	4Q 2013	3Q 2015	4Q 2015	3Q 2017	399,637	20%	86%	102,157	87,350	5.3%
Total Operating Communities in Lease up		**1,721**					**346,951**	**35%**	**94%**	**331,093**	**310,521**	**6.2%**
Developments in Lease up												
Verge - San Diego, CA	70%	444	4Q 2013	3Q 2015	2Q 2016	4Q 2016	276,653	52%	96%	86,352	83,253	6.3%
Total Developments in Lease up		**444**					**276,653**	**52%**	**96%**	**86,352**	**83,253**	**6.3%**
Construction												
The Alexan - Dallas, TX	50%	365	3Q 2013	3Q 2016	3Q 2016	3Q 2017	250,685	N/A	93%	45,668	42,621	6.3%
Caspian Delray Beach - Delray Beach, FL	55%	146	4Q 2014	3Q 2016	1Q 2017	2Q 2017	278,812	N/A	63%	22,572	14,112	6.3%
Huntington Beach - Huntington Beach, CA	65%	510	4Q 2015	1Q 2018	3Q 2018	2Q 2019	342,185	N/A	26%	114,045	29,370	6.7%
Total Construction		**1,021**					**300,412**	**N/A**	**47%**	**182,285**	**86,103**	**6.5%**
Land Held for Future Development												
Renaissance Phase II - Concord, CA	55%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6,297	N/A
Total Developments		**3,186**					**$322,240**		**80%**	**$599,730**	**$ 486,174**	**6.3%**

(1) The estimated completion and stabilization dates are primarily based on contractual arrangements adjusted for certain events (e.g., weather delays, labor availability and change orders).
(2) These communities are included in the GAAP presentation in land, buildings and improvements but are still in lease up during the current quarter and still have some remaining development costs.
(3) This schedule does not include 2015 acquisitions, which includes a development, The Mile, acquired in December 2015 that was approximately 99% complete as of March 31, 2016.

© Monogram Residential Trust, Inc. 28

Capital Deployment

Development Cash Costs to Complete, Interest and Other Costs

(dollars in thousands) (unaudited)

		As of March 31, 2016
Estimated development cash costs to complete:		
Proportionate Share:		
Estimated total Economic Costs (page 28) (1)	$	599,730
Less: Costs incurred (excluding land held for development)		(479,877)
Plus: Net accrued and unpaid estimated Economic Costs (including retainage, construction payables and construction escrows)		16,294
Total Estimated Development Cash Costs to Complete	**$**	**136,147**
Total estimated development cash costs to complete by funding source (2)		
Construction loan draws under binding loan commitments (3)	$	44,646
Other, including cash and existing credit facilities (1) (4)		91,501
Total Estimated Development Cash Costs to Complete	**$**	**136,147**

(1) The amount does not include The Mile, a development acquired in December 2015 that was approximately 99% complete as of March 31, 2016. Costs to complete of $0.5 million remain in escrow.

(2) The sources identified may be supplemented with other capital sources, including other construction loans.

(3) Binding loan commitments include our proportionate share of a $24.4 million construction loan for Caspian Del Ray that closed subsequent to March 31, 2016.

(4) May also include additional construction loans.

	Three Months Ended March 31,			
		2016		2015
Other Development Costs:				
Proportionate Share:				
Capitalized development costs:				
Interest	$	1,539	$	2,872
Real estate taxes		361		832
Direct overhead		136		211
Total Capitalized Development Costs	**$**	**2,036**	**$**	**3,915**
Development related costs (expensed): (5)				
NOI (operating deficits) and development expenses	$	(1,200)	$	(442)
Interest expense		(625)		(62)
Total Development Costs (Expensed)	**$**	**(1,825)**	**$**	**(504)**

(5) These amounts represent NOI, development and interest expenses incurred during the period of operating deficits.

© Monogram Residential Trust, Inc. 29

Capital Deployment

Acquisition and Disposition Summary - Three Years

(dollars in thousands, except per unit data) (unaudited) As of March 31, 2016

Communities Acquired	Location	Number of Units		Purchase Price per Unit		Purchase Price 100%		Purchase Price Proportionate Share		Assumed Debt 100%		Assumed Debt Proportionate Share
2015												
The Mile [1]	Miami, FL	120	$	400,000	$	48,000	$	48,000	$	—	$	—
Ev [2]	San Diego, CA	208		403,606		83,950		83,950		—		—
The Mark [2]	Boca Raton, FL	208		392,981		81,740		81,740		—		—
PGGM Buyout [3]	Various	2,061		253,194		521,833		224,629		249,357		106,944
Total		**2,597**	**$**	**283,220**	**$**	**735,523**	**$**	**438,319**	**$**	**249,357**	**$**	**106,944**

Communities Sold	Location	Number of Units		Gross Sales Price per Unit		Gross Sales Price 100%		Sales Price Proportionate Share		Gross Book Value at Time of Sale 100%
2015										
Post Oak	Houston, TX	392	$	229,745	$	90,060	$	90,060	$	64,745
Burnham Pointe	Chicago, IL	298		422,819		126,000		126,000		88,533
Shady Grove [4]	Rockville, MD	366		N/A		38,465		38,465		38,415
2014										
Tupelo Alley	Portland, OR	188		281,144		52,855		29,308		39,930
Total		**1,244**	**$**	**306,281**	**$**	**307,380**	**$**	**283,833**	**$**	**231,623**

(1) Development was acquired through like-kind tax exchange in December 2015 and has been classified as construction in progress (99% complete) as of March 31, 2016.
(2) Communities were acquired in lease up through like-kind tax exchanges in September 2015. As of March 31, 2016, EV and The Mark were 46% and 99% occupied, respectively.
(3) In May 2015, we acquired noncontrolling interests in six co-investment ventures with PGGM related to equity investments in the following six multifamily communities: The District Universal Boulevard (Orlando, FL), Veritas (Henderson, NV), The Cameron (Silver Spring, MD), Skye 2905 (Denver, CO), Grand Reserve (Dallas, TX), and Stone Gate (Marlborough, MA). Additionally, we acquired a controlling interest in the Jefferson Creekside debt investment (Allen, TX).
(4) In June 2015, we sold the development to a group led by the developer partner. The gross book value at time of sale is net of an impairment of $3.1 million (primarily related to non-recovery of certain non-cash GAAP capitalized costs) recorded during 2Q 2015.

© Monogram Residential Trust, Inc. 30

Capital Deployment Capital Expenditures-Same Store (dollars in thousands, except per unit amounts) (unaudited) Recurring Non-Recurring Revenue Producing $ 409 792 519 $ 406 1,173 158 0.7% (32.5)% 228.5 % Recurring Non-Recurring Revenue Producing $ 47 91 60 $ 47 135 18 — % (32.6)% 233.3 % Recurring Non-Recurring Revenue Producing 0.8% 1.6% 1.0% 0.8% 2.4% 0.3% © Monogram Residential Trust, Inc. 31 Total capital expenditures as a percentage of rental revenue - Same Store3.4%3.5% Capital Expenditures as a Percentage of Rental Revenue - Same Store (Consolidated) Total capital expenditures per unit - Same Store$198$200(1.0)% Capital Expenditures per Unit - Same Store (Consolidated) Total capital expenditures - Same Store$1,720$1,737(1.0)% Capital Expenditures - Same Store (Consolidated) Three Months Ended March 31, 20162015% Change

Capitalization

Debt Summary

(dollars in thousands) (unaudited)

	As of March 31, 2016					
	Total Consolidated Balance (1)(2)	Weighted Average Time to Maturity (3)	Consolidated Weighted Average Contractual Interest Rate	Proportionate Share of Contractual Balance (4)	Percent of Total Debt	Company Portion of Recourse Debt (5)
Company Level Debt						
Fixed Rate - Mortgages Payable	$ 297,465	3.0 years	3.88%	$ 296,118	29.1%	$ —
$150 Million Credit Facility	39,000	1.0 years	2.52%	39,000	3.8%	—
$200 Million Credit Facility	—	—	2.94%	—	—%	—
Total Company Level Debt	**336,465**	**2.8 years**	**3.72%**	**335,118**	**32.9%**	
Co-Investment Venture Level Debt						
Fixed Rate - Mortgages Payable	631,201	2.3 years	3.49%	363,161	35.7%	—
Variable Rate - Mortgage Payable	11,571	1.0 years	2.79%	6,364	0.6%	—
Fixed Rate - Construction Notes Payable - Operating	29,161	0.2 years	4.31%	16,170	1.6%	—
Fixed Rate - Construction Notes Payable - In Construction	46,863	2.4 years	4.00%	23,390	2.3%	—
Variable Rate - Construction Notes Payable - Operating	421,357	2.0 years	2.55%	233,642	23.0%	78,551
Variable Rate - Construction Notes Payable - In Construction	55,764	2.5 years	2.39%	39,202	3.9%	8,365
Total Co-Investment Venture Level Debt	**1,195,917**	**2.2 years**	**3.14%**	**681,929**	**67.1%**	**86,916**
Total Company Level and Co-Investment Venture Level Debt	**1,532,382**	**2.3 years**	**3.27%**	**$ 1,017,047**	**100.0%**	**$ 86,916**
Less: Deferred Financing Costs, net	(13,724)					
Total Debt per Consolidated Balance Sheet	**$ 1,518,658**					

Debt Maturities

	As of March 31, 2016		
Aggregate Debt Maturities by Year	Consolidated Weighted Average Rate on Debt Maturities (3)	Proportionate Share of Contractual Balance (3)(4)	Proportionate Share of Contractual Balance Adjusted for Extended Maturities (6)
April through December 2016	4.20 %	$ 91,735	$ 75,565
2017	3.02 %	224,162	153,763
2018	3.12 %	381,104	180,470
2019	3.20 %	171,687	352,228
2020	3.31 %	148,359	238,851
Thereafter	— %	—	16,170
Total Debt Maturities	**3.27%**	**$ 1,017,047**	**$ 1,017,047**

(1) The amounts listed are the contractual amounts on each loan at 100% regardless of the Company's ownership plus the unamortized adjustments from business combinations included in the GAAP amounts listed on the consolidated balance sheet.
(2) As of March 31, 2016, four communities with a gross GAAP carrying value of $160.0 million were unsecured.
(3) Information provided is before any extension options.
(4) Excludes certain GAAP consolidated costs, primarily related to unamortized adjustments from business combinations and deferred financing costs, net.
(5) Reflects the amount of the contractual debt balance that is recourse to the Company. In the case of Co-Investment Venture Level Debt, this represents portions of construction debt that the Company has recourse, usually a portion of each construction loan until certain operating benchmarks are achieved (usually a minimum fixed charge coverage).
(6) Amounts reflect maturities as if all extension options are exercised.

© Monogram Residential Trust, Inc. 32

Capitalization
Debt Summary

(dollars in thousands) (unaudited)

Consolidated Leverage Ratios

	Three Months Ended March 31, 2016	2015
Fixed Charge coverage ratio	2.42x	2.79x
Debt to EBITDA [(1)]	12.44x	10.58x
Net Debt to EBITDA [(1)]	11.89x	9.99x
Adjusted Financial Ratios - Excluding Development Activity		
Fixed Charge coverage ratio	3.04x	3.14x
Debt to EBITDA [(1)(2)]	8.09x	7.87x
Net Debt to EBITDA [(1)(2)]	7.56x	7.27x

(1) EBITDA is annualized for last quarter for the respective reporting periods.
(2) Adjusted EBITDA, excluding development activity.

	Three Months Ended March 31, 2016	2015
Fixed Charges:		
Contractual interest expense	$ 12,604	$ 10,596
Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends)	87	85
Fixed Charges	12,691	10,681
Less: Development related fixed charges [(3)]	(2,251)	(1,307)
Fixed Charges, excluding development activity	$ 10,440	$ 9,374
Debt:	March 31, 2016	March 31, 2015
Mortgages, notes payable and credit facilities	$ 1,532,382	$ 1,267,200
Less: Mortgage premium - GAAP	(2,076)	(3,768)
Contractual debt	1,530,306	1,263,432
Less: Cash and cash equivalents	(67,847)	(70,379)
Net debt	1,462,459	1,193,053
Less: Development related debt	(502,069)	(335,418)
Net debt, excluding development activity	$ 960,390	$ 857,635
	Three Months Ended March 31, 2016	2015
EBITDA (page 10)	$ 30,760	$ 29,846
Plus: NOI and development costs expensed, consolidated for non-stabilized developments	1,004	(367)
Adjusted EBITDA, excluding development activity	$ 31,764	$ 29,479
Annualized EBITDA	$ 123,040	$ 119,384
Annualized EBITDA, excluding development activity	$ 127,056	$ 117,916

(3) Represents interest expense related to developments during periods of operating deficits.

© Monogram Residential Trust, Inc. 33

Capitalization
Debt Detail by Multifamily Community

(dollars in thousands) (unaudited)

	As of March 31, 2016				
	Total Contractual Balance [1]	Maturity Date	Contractual Interest Rate [2]	Proportionate Share of Contractual Balance [1]	Company Portion of Recourse Debt
Company Level Debt					
Fixed Rate - Mortgages Payable					
Acappella	$ 29,934	August-2018	3.86%	$ 29,934	
The Cameron	63,237	July-2019	3.09%	63,237	
The District Universal Boulevard	36,431	June-2018	4.54%	36,431	
Grand Reserve	20,259	May-2019	3.41%	20,259	
Skye 2905	55,413	June-2018	4.19%	55,413	
Stone Gate	33,844	July-2018	4.24%	33,844	
Vara	57,000	December-2020	4.00%	57,000	
Total Fixed Rate - Mortgages Payable	**296,118**		**3.88%**	**296,118**	
$150 Million Credit Facility	39,000	April-2017	Monthly LIBOR + 2.08%	39,000	
$200 Million Credit Facility	—	January-2019	Monthly LIBOR + 2.50%	—	
Total Credit Facilities	**39,000**		**2.52%**	**39,000**	
Total Company Level Debt	**335,118**		**3.72%**	**335,118**	
Co-Investment Venture Level Debt					
Fixed Rate - Mortgages Payable					
55 Hundred	40,852	January-2017	3.75%	22,652	
Acacia on Santa Rosa Creek	29,000	March-2020	3.17%	15,950	
Argenta	51,000	August-2016	3.19%	28,050	
Bailey's Crossing	76,000	July-2017	2.82%	42,142	
Belmar	28,500	August-2020	2.82%	15,675	
Briar Forest Lofts	20,118	September-2017	4.46%	11,065	
Burrough's Mill	24,334	October-2016	5.29%	13,383	
Calypso	29,500	August-2020	2.82%	16,225	
Cherry Creek	39,500	August-2020	2.82%	21,725	
Eclipse	19,969	September-2017	4.46%	10,983	
Fitzhugh Urban Flats	26,759	August-2017	4.35%	14,718	
Forty 55 Lofts	25,500	October-2020	3.90%	14,025	
The Gallery at NoHo Commons	51,300	November-2016	4.72%	28,215	
The Lofts at Park Crest - multifamily	31,493	January-2019	3.42%	17,321	
San Sebastian	21,000	June-2020	3.31%	11,645	
Satori	51,000	January-2019	3.54%	28,280	
The Venue	10,468	January-2019	3.66%	5,757	
Veritas	34,560	November-2019	2.77%	34,560	
West Village	19,619	October-2019	2.48%	10,790	
Total Fixed Rate - Mortgages Payable	**630,472**		**3.49%**	**363,161**	
Variable Rate - Mortgages Payable					
The Lofts at Park Crest - retail	11,571	April-2017	Monthly LIBOR + 2.35%	6,364	
Total Variable Rate - Mortgages Payable	**11,571**		**2.79%**	**6,364**	

(Table continued on next page)

© Monogram Residential Trust, Inc. 34

Capitalization
Debt Detail by Multifamily Community

(dollars in thousands) (unaudited)

	As of March 31, 2016				
	Total Contractual Balance [(1)]	Maturity Date	Contractual Interest Rate [(2)]	Proportionate Share of Contractual Balance [(1)]	Company Portion of Recourse Debt
Fixed Rate - Construction Notes Payable [(3)]					
Arpeggio Victory Park	29,161	June-2016	4.31%	16,170	
Total - Operating	29,161			16,170	
The Alexan	46,863	August-2018	4.00%	23,390	
Total - Under Construction	46,863			23,390	
Total Fixed Rate - Construction Notes Payable	**76,024**		**4.12%**	**39,560**	
Variable Rate - Construction Notes Payable [(3)]					
4110 Fairmount	24,825	April-2017	Monthly LIBOR + 2.25%	13,765	6,206
Allusion West University [(4)]	20,623	April-2017	Monthly LIBOR + 2.25%	11,436	—
Cyan on Peachtree	39,114	February-2018	Monthly LIBOR + 1.90%	21,689	5,867
Everly	22,982	June-2018	Monthly LIBOR + 2.00%	12,743	3,447
Muse Museum District	26,700	February-2018	Monthly LIBOR + 1.95%	14,805	4,005
Nouvelle	69,401	August-2018	Monthly LIBOR + 2.10%	38,483	17,350
Point 21	26,552	December-2017	Monthly LIBOR + 2.00%	14,723	2,655
SEVEN	32,483	August-2018	Monthly LIBOR + 2.15%	18,012	4,872
SoMa	55,202	October-2017	Monthly LIBOR + 2.10%	30,609	8,280
Zinc	103,475	October-2018	Monthly LIBOR + 2.25%	57,377	25,869
Total - Operating	421,357		2.55%	233,642	78,551
Verge	55,764	October-2018	Monthly LIBOR + 1.95%	39,202	8,365
Total - Under Construction	55,764		2.39%	39,202	8,365
Total Variable Rate - Construction Notes Payable	**477,121**		**2.53%**	**272,844**	**86,916**
Total Co-Investment Venture Level Debt	**1,195,188**		**3.14%**	**681,929**	**86,916**
Total Company Level and Co-Investment Venture Level Debt	**1,530,306**		**3.27%**	**1,017,047**	**$ 86,916**
Plus: unamortized adjustments from business combinations [(5)]	2,076			1,749	
Less: deferred financing costs, net [(6)]	(13,724)			(10,667)	
Total Debt per Consolidated/Proportionate Balance Sheet	**$ 1,518,658**			**$ 1,008,129**	

(1) The amounts listed by multifamily community are the contractual amounts on each loan at 100% regardless of the Company's ownership. Total net deferred financing costs and unamortized GAAP adjustments from business combinations are provided in total to reconcile to total debt per the consolidated/proportionate balance sheets.
(2) Total and sub-totals represent the weighted-average interest rates as of March 31, 2016. Monthly LIBOR as of March 31, 2016 is 0.44%.
(3) The maturity dates provided for these loans do not include any extension options. These loans include one to two year extension options with the exception of Arpeggio Victory Park which includes an option to convert the loan into a permanent loan and extend the maturity to 2023.
(4) In April 2016 the extension option was exercised and the maturity date was extended to April 5, 2017.
(5) Unamortized adjustments from business combinations are added to debt to agree to the GAAP amounts on the consolidated/proportionate balance sheets.
(6) Deferred financing costs, net are deducted from debt to agree to the GAAP amounts on the consolidated/proportionate balance sheets.

© Monogram Residential Trust, Inc. 35

Capitalization Sources of Funds Available As of March 31, 2016 (dollars in thousands) (unaudited) Capacity (1) Commitment Outstanding Commitments Commitments $150 Million Credit Facility - 100% our share $ 150,000 $ 108,214 $ 39,000 $ 69,214 $ — $200 Million Credit Facility - 100% our share $ 200,000 $ 200,000 $ — $ 200,000 $ — Construction notes payable - Proportionate Share (2) (3) $ 355,098 $ 355,098 $ 312,404 $ 42,694 $ — PGGM commitments (4) $ 300,000 $ 300,000 $ 275,801 $ 12,323 $ 11,876 Developer partner commitment $ 3,800 $ 3,800 $ 3,237 $ 563 $ — (1) Available capacity represents the amount of the maximum commitment that is available to be drawn based on current loan requirements (e.g. collateral, borrowing base). The amount currently drawn is reflected in the balance outstanding column. (2) We may not draw all amounts available to draw, and we may use other sources to fund our developments. (3) The amounts reported for construction notes payable exclude our proportionate share of the $24.4 million Caspian Del Ray construction loan closed subsequent to March 31, 2016. (4) PGGM’s remaining commitment would apply to future investments. © Monogram Residential Trust, Inc. 36 MaximumAvailableBalanceUnfundedRemaining

Equity Capitalization Preferred Stock, Common Stock and Common Stock Equivalents (unaudited) Outstanding as of Preferred Securities: Series A Preferred Stock (1) 10,000 7% $0.0001 $10.00 Common Stock and Common Stock Equivalents: Common stock (2) Dilutive securities: Series A Preferred Stock Restricted stock units Total common stock and common stock equivalents (3) 166,754,852 — 853,419 167,608,271 (1) As more fully explained in the notes to the financial statements (stockholders’ equity - capitalization) the Series A Preferred Stock can be converted into common stock on or before December 31, 2016. The conversion is based on a formula which includes the price issued for shares outstanding as of July 31, 2013, dividends paid and a simple 7% return on the shares outstanding. As of March 31, 2016, we estimate the minimum common stock price for a conversion of the Series A Preferred Stock to be $11.42 per share. As of March 31, 2016, the closing market price for the Company’s closing stock was $9.86 per common share. (2) The distribution for the first quarter of 2016 was $0.075 per share. (3) 0.7% of total common stock and common stock equivalents are held by employees and directors. © Monogram Residential Trust, Inc. 37 Shares/Units March 31, 2016CouponPar Value per ShareLiquidation Preference per Share

Net Asset Value
Road Map to Net Asset Value

(dollars in thousands) (unaudited)

	Three Months Ended March 31, 2016	Adjustments	As Adjusted
Income Statement Data (Proportionate Share)			
Property revenue - stabilized portfolio [1]	$ 43,157	$ —	$ 43,157
Less: Property operating expenses, excluding property management expenses [1]	(15,407)	—	(15,407)
Less: Assumed market rate property management fee @ 3% of revenue	(1,295)	—	(1,295)
Adjusted property Net Operating Income	$ 26,455	$ —	$ 26,455
Annualized adjusted property Net Operating Income	**$ 105,820**	**$ —**	**$ 105,820**
Third party asset management revenue [2]	**$ 375**	**$ —**	**$ 375**
Third party property management revenue [2]	**$ 754**	**$ —**	**$ 754**
	As of March 31, 2016	**Adjustments**	**As Adjusted**
Acquisitions in Lease Up and Development Data (Proportionate Share)			
Acquisitions in development and lease up [3]	$ 132,079	$ —	$ 132,079
Development (excludes land held for future development presented below) - total Economic Costs incurred [4]	$ 479,877	$ —	$ 479,877
Acquisitions in lease up and development - total potential value creation [5]	$ 173,340	$ —	$ 173,340
Balance Sheet Data - Other Assets (Proportionate Share)			
Cash and cash equivalents	$ 53,439	$ —	$ 53,439
Land Held for Future Development [6]	6,297	—	6,297
Master partnership promote due to the Company [7]	8,778	—	8,778
Notes receivable [8]	33,186	—	33,186
Other tangible assets [9]	19,040	—	19,040
Total Other Assets	**$ 120,740**	**$ —**	**$ 120,740**
Balance Sheet Data - Liabilities (Proportionate Share)			
Mortgages and notes payable [10] [11]	$ 978,047	$ 5,913	$ 983,960
Credit facilities payable [10]	39,000	—	39,000
Convertible and subsidiary preferred stock [12]	1,336	100	1,436
Developer promotes and put options, net [13]	36,016	—	36,016
Other tangible liabilities [14]	51,797	—	51,797
Total Liabilities	**$ 1,106,196**	**$ 6,013**	**$ 1,112,209**
Other Data			
Common stock outstanding			166,754,852
Convertible preferred stock [15]			—
Restricted stock units outstanding			853,419
Fully diluted shares outstanding			**167,608,271**

(See Notes to Road Map to Net Asset Value on next page)

© Monogram Residential Trust, Inc. 38

Net Asset Value
Road Map to Net Asset Value

(dollars in thousands) (unaudited)

Notes to Road Map to Net Asset Value on page 38:

(1) Property revenue and property operating expenses-stabilized portfolio includes:

	Rental Revenue	Property Operating Expenses
Same Store per page 24	$ 36,057	$ 12,615
Stabilized Non-Comparable per page 25	7,100	2,792
	$ 43,157	$ 15,407

(2) Represents property and asset management revenue associated with third party joint venture assets per page 9.

(3) Includes 2015 acquisitions : The Mile (under development) and EV (in lease up). Amounts represent cost as of March 31, 2016. See page 30. Total potential value creation is included below. See note 5.

(4) Development-total Economic Costs incurred:

	Economic Costs Incurred as of March 31, 2016
Total Developments per page 28	$ 486,174
Less: Land Held for Future Development per page 28	(6,297)
	$ 479,877

(5) Value creation is equal to projected future stabilized value less total Economic Costs. The projected future stabilized value is based on the projected annual NOI at stabilization, less capital reserves divided by an estimated future capitalization rate, which includes a premium from the current capitalization rate to adjust for the period until stabilization. Total potential value creation represents the undiscounted total future value to be created at the stabilization date, before any selling expenses.

(6) Land Held for Future Development per page 28.

(7) Projected promote due to the Company by PGGM based on current estimated portfolio value.

(8) Notes receivable is our proportionate share of the contractual principal balance as presented on page 17.

(9) Other tangible assets include:

Escrows and restricted cash	$ 5,951
Resident, tenant and other receivables	8,101
Prepaid assets and deposits	4,988
Total	$ 19,040

(Notes continued on next page)

© Monogram Residential Trust, Inc. 39

Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Notes to Road Map to Net Asset Value on page 38 (continued from previous page): (10) Represents our proportionate share of contractual balance outstanding as of March 31, 2016. See page 32. (11) Includes mark-to-market adjustment to mortgages and notes payable. (12) Convertible and subsidiary preferred stock includes the liquidation value of convertible preferred stock calculated as 10,000 shares at a contractual liquidation value of $10.00 per share (see note 15), and subsidiary preferred stock of $1.3 million as of March 31, 2016. (13) Developer’s put options and amounts attributable to developer promotes. The amount included for developer promotes is calculated based on estimated valuations as of March 31, 2016. The developer promotes are not currently payable, where actual amounts, if any, are subject to future property sales prices, net of selling expenses, our capital account and our preferred return at the time of the property sale. (14) Other tangible liabilities include: Construction costs payable Accounts payable and other liabilities Distributions payable Tenants security deposits Total $ 17,621 17,388 12,563 4,225 $ 51,797 (15) Potential dilution associated with the conversion of the outstanding Series A Preferred Stock utilizing the treasury stock method and common stock market price as of March 31, 2016. As more fully discussed in note 1, page 37, the Series A Preferred Stock does not have a convertible value based on the March 31, 2016 closing stock market price. © Monogram Residential Trust, Inc. 40

Co-Investment Venture Partners

Information on Joint Ventures

(dollars in thousands) (unaudited)

As of March 31, 2016

Joint Venture Partner	Number of Multifamily Communities [1]	Range of Noncontrolling Interest Ownership %	GAAP Non-redeemable Noncontrolling Interests	GAAP Redeemable Noncontrolling Interests [2]	Unfunded Commitments
Stichting Depositary PGGM Private Real Estate Fund ("PGGM")					
Stabilized operating portfolio - PGGM only	4	45%	$ 65,341	$ —	
Stabilized operating portfolio - includes other developer partners	14	0% to 45%	201,329	19,374	
Development portfolio - PGGM only [3]	1	45%	—	—	
Development portfolio - includes other developer partners	4	0% to 45%	64,484	8,584	
Total PGGM related joint ventures	**23**	**0% to 45%**	**331,154**	**27,958**	**$ 12,886**
Milky Way Partners, L.P. ("NPS")					
Stabilized operating portfolio	**14**	**45%**	**121,122**	**—**	**—**
Developer partners					
Stabilized operating portfolio with developer partner	2	—%	(179)	1,115	
Total developer partners	**2**	**—%**	**(179)**	**1,115**	—
Subsidiary preferred units			**2,121**	**—**	—
Total all joint venture partners	**39**		**$ 454,218**	**$ 29,073**	**$ 12,886**

(1) Certain multifamily communities include multiple joint venture partners that include PGGM and an additional developer partner. For purposes of the presentation in this table, the number of multifamily communities is included under PGGM and not under developer partners to avoid double counting of those multifamily communities.

(2) Includes developer partner put options of $28.8 million which have been recorded as of March 31, 2016 in the consolidated balance sheet.

(3) The Renaissance venture includes two investments, one of which is stabilized, and the other is land held for future development. Amounts relating to noncontrolling interests for this venture are included above in "Stabilized operating portfolio - PGGM only."

© Monogram Residential Trust, Inc. 41

Definitions and other Explanatory Information Capital Expenditures Non-Recurring Amounts capitalized in accordance with GAAP related to property upgrades and building improvements, such as remodeling, investments in longer-lived assets and infrequent or unscheduled expenditures that are not considered Revenue Producing such as roofs, lobby renovations and parking lots. Recurring Amounts capitalized in accordance with GAAP that help preserve but generally do not increase the value and functionality of the community, such as replacements for appliances, carpeting and floorings, HVAC equipment, and individual unit turnover costs. Repairs and maintenance amounts are expensed as incurred. Revenue Producing Amounts capitalized in accordance with GAAP that are expected to directly increase rental rates, such as major renovations and rehabilitations of units and common areas, improvements to leasable areas, retail tenant improvements and leasing. Costs related to developments and entire community rehabilitations are not included in Revenue Producing. Community Classifications Construction A multifamily community is considered under development and construction once we have signed a general contractor’s agreement and vertical construction has begun and ends once lease up has started. Communities under construction are classified as construction in progress for GAAP presentation. Land Held for Future Development Land held with no current significant development activity but may include development in the future is considered land held for future development. Lease up A multifamily community is considered in lease up when the community has begun leasing. A temporary certificate of occupancy may be obtained as units are completed in phases, and accordingly, lease up may occur prior to final completion of the building. Lease up communities are generally classified in construction in progress for GAAP presentation prior to substantial completion and are generally classified in land, buildings and improvements once substantially complete. Operating A multifamily community is considered operating when substantially constructed and capable of generating all significant revenue sources. At such time, the community is classified as land, buildings and improvements for GAAP presentation. Pre-development A multifamily community is considered in pre-development during finalization of budgets, permits and plans and ends once a general contractor agreement has been signed and vertical construction has begun. As of March 31, 2016, we did not have any developments classified as pre-developments. Quarterly Stabilized Same Store Our Quarterly Stabilized Same Store multifamily communities are defined as those that are stabilized and comparable for both the current and prior year quarters. For the first quarter of each year, this classification is the same as Same Store definition. Same Store Our Same Store multifamily communities are defined as those that are stabilized and comparable for both the current and the prior calendar reporting year. Stabilized We consider a multifamily community to be Stabilized generally when the multifamily community achieves 90% occupancy. Stabilized communities that are not Same Store are described as stabilized non-comparable communities. Non-comparable stabilized communities are stabilized as of the latest quarter end, but may not be stabilized for the entire quarter or year to date. Debt Classifications Co-Investment Venture Level Debt Co-Investment Venture Level Debt is defined as debt that is an obligation of the joint venture and is not an obligation or contingency for us but does allow us to increase our access to capital. Company Level Debt Company Level Debt is defined as debt that is a direct or indirect obligation of the Company or one of its wholly owned subsidiaries. Recourse Debt The portion of debt for which the Company has provided recourse guarantees. Normal “bad boy” provisions, e.g. bankruptcy and environmental, are not included as Recourse Debt. © Monogram Residential Trust, Inc. 42

Definitions and other Explanatory Information EBITDA Earnings before interest, taxes, depreciation, amortization, and other non-recurring items. Deduction for interest expense only includes stated interest expense. Fees and other charges are included as an expense in EBITDA. Amortization expense adjustments include amortization of deferred finance fees and all purchase accounting intangibles. Economic Costs Represents costs for all on-site development and construction costs recognized for GAAP, but including certain items expensed for GAAP (primarily specific financing and operating expenses incurred during lease up) and excluding certain GAAP costs related to consolidated allocated costs, former sponsor-related fees and other non-cash capitalized cost items. Effective Ownership Effective ownership represents our participation in the distributable operating cash and may change over time as certain milestones related to budgets, plans and completion are achieved. This effective ownership is indicative of, but may differ from, percentages for distributions, contributions or financing requirements. Fee Income Our revenue collected from joint ventures related to property management, asset management and dispositions. Financial Ratios Debt (or Net Debt) to EBITDA Total contractual debt divided by annualized EBITDA based on respective reporting period. Contractual debt excludes certain GAAP adjustments, primarily purchased discounts and premiums. Net debt presentations deduct cash and cash equivalents from the total debt amounts. Excluding Development Activity As developments prior to stabilization are not yet producing expected operating results but may have outstanding debt and related interest and other finance charges (directly or indirectly), we also present certain ratios without the related NOI deficit, associated development debt, interest and other finance charges. Fixed Charge Income/loss from continuing operations, before gain on sale of real estate, adjusted for depreciation, amortization, federal and state income taxes, early extinguishment of debt, acquisition expenses, fair value adjustments, non cash and non-recurring expenses. May be calculated on a consolidated basis or based on our proportionate share. Monthly Rental Revenue Per UnitMonthly rental revenue per unit is calculated based on the leases in effect as of the indicated date, including in-place base rents for the occupied units and the current market rate for vacant units, including the effects of any rental concessions and affordable housing payments and subsidies, plus other charges for storage, parking, pets, trash or other recurring resident charges. Operating Margin NOI divided by total revenue. Joint Venture Partners Stichting Depositary PGGM Private Real Estate Fund (“PGGM”) PGGM is a $209 billion Dutch foundation acting in its capacity as title holder of and for the account of PGGM Private Real Estate Funds and its affiliates, a real estate investment vehicle for Dutch pension funds. Ten year (through 2023) - $300 million commitment including operating and development properties. We and, under certain circumstances, PGGM have buy/sell rights, which if exercised by us, may require us to acquire PGGM’s respective ownership interest or if exercised by PGGM, may require us to sell our respective ownership interest. Milky Way Partners, L.P. (“NPS”) NPS, the primary partner of which is Korea Exchange Bank, as Trustee for and on behalf of National Pension Service (acting for and on behalf of the National Pension Fund of the Republic of Korea Government, a $447 billion fund). We and, under certain circumstances, NPS have buy/sell rights, which if exercised by us, may require us to acquire NPS’s respective ownership interest or if exercised by NPS, may require us to sell our respective ownership interest. Developer partners Developer partners include national or regional real estate developer/owners. Generally, the developer partners have initial capital requirements until certain milestones are achieved, at which point their initial capital contributions are returned to them. The developer partners have a back-end interest generally only attributable to distributions related to a property sale or financings. The developer partners also have put options, one year after completion of the development where we (and in most cases PGGM) would be required to acquire their back-end interest at a set price as well as options to trigger a mark-to-market process after the seventh year after completion and a buy/sell after the tenth year. The amount of the individual put options range from $0.8 million to $6.4 million. © Monogram Residential Trust, Inc. 43

Definitions and other Explanatory Information

Subsidiary preferred units Subsidiary preferred units issued in order for PGGM and NPS investments to qualify as a REIT. Units are callable at our option, paying an annual distribution of 12.5% on the face amount of $500 per unit.

Non-GAAP Measurements

We use the following non-GAAP measurements to present different components of our performance. We believe this information is also useful to our investors in comparing our results to other real estate companies and trusts because they provide characteristics of our performance that reflect the reality that real estate generally appreciates over time, which is not reflected in most depreciation methods, and focus on operating results widely used by real estate investors. These non-GAAP measurements should not be considered as alternatives to net income (loss) presented in accordance with GAAP but as a supplemental performance measurement. Because these measurements may exclude certain cash flows or expenses, we caution that these measurements may not be representative of our current or future liquidity as presented in accordance with GAAP. There can be no assurance that our methods for computing these non-GAAP measurements is comparable with that of other real estate companies and trusts in all respects. A reconciliation for each non-GAAP measurement to the most applicable GAAP measurement is provided on pages 8 and 19.

Funds from Operations ("FFO") FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as currently defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property (including deemed sales (if any) and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries (if any) that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. May be calculated on a consolidated basis or based on our Proportionate Share.

Core FFO Core FFO is calculated starting from FFO adjusted for loss on early extinguishment of debt, acquisition expenses, contingent purchase price adjustments, gain or loss on derivative fair value adjustments and non-recurring expenses, such as transition expenses. May be calculated on a consolidated basis or based on our Proportionate Share.

Adjusted Core FFO ("AFFO") AFFO is calculated starting from Core FFO adjusted for Recurring capital expenditures, Straight-line rents and stock compensation expense. May be calculated on a consolidated basis or based on our Proportionate Share.

Net Operating Income ("NOI") NOI is calculated as total rental revenue less direct property operating expenses including real estate taxes. NOI does not include property management revenues, interest income, property management expenses, depreciation, interest and other finance expense, corporate general and administrative expenses, overhead allocations and other non-onsite operations. We provide NOI on a consolidated and proportional basis. The reconciliation of net loss to NOI is provided on page 19. The reconciliation of net loss attributable to common stockholders to proportionate share of NOI is provided below for all periods presented (amounts in thousands):

	1Q 2016	1Q 2015
Net loss attributable to common stockholders	$ (8,307)	$ (833)
Adjustments to reconcile Net loss attributable to common stockholders to Proportionate Share of Net Operating Income:		
Add: real estate depreciation and amortization (page 8)	20,664	15,929
Less: total fee income (page 9-YTD)	(1,129)	(1,153)
Less: total other adjustments (page 9-YTD)	16,369	8,561
Less: net of straight-line rents, start up expenses, etc. (1)	(202)	2,576
Proportionate Share of Net Operating Income (page 25-YTD)	$ 27,395	$ 25,080

(1) Also includes the effect of presenting the NOI related the entities acquired in the PGGM acquisitions of noncontrolling interests at 100% ownership for all reporting periods presented.

© Monogram Residential Trust, Inc. 44

Definitions and other Explanatory Information Net Operating Income - FFO Defined Net Operating Income - FFO Defined represents NOI adjusted for certain FFO adjustments such as straight-line rents, start-up costs, etc. Projected NOI Yield at Stabilization Projected NOI from the date the community is first stabilized for the following 12 months divided by the projected Economic Costs. Occupancy Physical occupancy is defined as the residential units occupied for multifamily communities divided by the total number of residential units. All occupancy is presented on a consolidated basis. Ownership Presentations Consolidated Presentation in accordance with GAAP, where ownership interests that generally provide us the ability to control the operation are presented at 100% of the assets, liabilities and operations. Amounts related to Noncontrolling Interests are aggregated and adjusted in summary. In Proportionate Share presentations, the Noncontrolling Interest amounts are eliminated and replaced with our share. Noncontrolling Interest The amounts attributable in a consolidation presentation to minority equity interests or owners without a controlling interest. In a proportionate presentation, these amounts are eliminated. GAAP recognizes two types of noncontrolling interests. Non-redeemable Noncontrolling Interest represents ownership interests that are not redeemable by the equity holders and are presented as part of permanent equity. Redeemable Noncontrolling Interest represents temporary equity not within our control, where the equity holder has the right to require that their interest be redeemed in cash. Our primary Redeemable Noncontrolling Interest is the put options exercisable by developer partners. Redeemable Noncontrolling Interests are presented in our consolidated balance sheet outside of permanent equity between debt and equity. Proportionate Share A non-GAAP presentation of financial amounts at our effective cash share based on our participation in distributable operating cash. The amounts include our share of Unconsolidated Joint Ventures and exclude Noncontrolling Interest in consolidated joint ventures. Proportionate Share presentations may be useful in analyzing our financial information by providing revenues, expenses, assets and liabilities attributable only to our shareholders. Unconsolidated Joint Venture In accordance with GAAP, investments in joint ventures that are presented on the equity method of accounting, reporting net assets as a single net investment and operations as a single equity in earnings. In Proportionate Share presentations, the investment and the equity in earnings are eliminated and replaced with our share. Percent Complete To provide one measure of development status, calculated as Economic Costs incurred divided by total Economic Costs. Straight-line rents In accordance with GAAP, rental revenues are recorded evenly over the contractual period, irrespective of the timing of cash collections. The difference between the amount actually collected for a period and the straight-line amount is referred to as the Straight-line rent adjustment. This adjustment amount is reversed in presenting AFFO. Unfunded Commitments Amounts under a contractual commitment that have not been funded. Unfunded Commitments do not include amounts related to fundings that are contingent on future events that are within our control. Remaining commitments do not include amounts that are contingent on future events. Year Built The date the community is substantially completed or renovated and ready for its intended use. © Monogram Residential Trust, Inc. 45